Exhibit 99.1

Techwell Reports Record Second Quarter 2006 Financial Results

San Jose, Calif. (August 3, 2006) – Techwell, Inc., (NASDAQ: TWLL) a leading provider of mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets, today announced financial results for the second quarter ended June 30, 2006.

Second Quarter Highlights:

•                  Increased revenues by over 30% year-over-year

•                  Achieved net income of $2.9 million, representing $0.15 earnings per diluted share

•                  Successfully completed $49.5 million initial public offering

Total revenue for the second quarter of 2006 was $12.8 million as compared to total revenue of $9.8 million in the preceding quarter and $9.7 million in the second quarter of 2005.

Total revenue in the second quarter for each of the Company’s product lines consisted of $5.7 million in security surveillance, $1.3 million in LCD display, $5.4 million in video decoders and $356,000 in other revenue.  Gross margin for the second quarter of 2006 was 59 percent, compared to gross margin of 54 percent in the preceding quarter and 56 percent in the same period a year ago.  Operating expenses for the quarter totaled $4.3 million, or 34 percent of total revenue.  This compares to $4.3 million, or 44 percent of revenue, in the preceding quarter and $3.3 million, or 34 percent of revenue, in the same period a year ago.

Net income for the second quarter of 2006 totaled $2.9 million, or $0.15 per diluted share, which included pre-tax stock-based compensation expenses under Statement of Financial Accounting Standard No. 123R (SFAS 123R) of $414,000, less the tax effect of $20,000.  This compares to net income in the first quarter of 2006 of $1.0 million, or $0.05 per diluted share.  Net income in the second quarter of 2005 was $2.2 million, or $0.12 per diluted share.  Shares used to compute GAAP net income per diluted share for the second quarter ended June 30, 2006 was 19.2 million shares, compared with 18.4 million shares for the second quarter ended June 30, 2005.  Non-GAAP net income for the quarter, which excludes stock-based compensation charges, was $3.3 million, or $0.17 per diluted share.

Techwell reports both GAAP and non-GAAP metrics to measure its financial results. The non-GAAP metrics used are: net income, excluding stock-based compensation and net income per diluted share, excluding stock-based compensation. The most directly comparable GAAP measures are net income and net income per diluted share, respectively. Management believes that, in addition to GAAP metrics, net income, excluding stock-based compensation and net income per diluted share, excluding stock-based compensation assist the Company in evaluating its performance. In addition, management believes these non-GAAP metrics are useful to investors because they allow for a better comparison of financial results in the current period to those in prior periods that utilized different accounting principles in determining stock-based compensation expense as a result of the Company’s adoption in 2006 of SFAS 123R to account for stock-based compensation. However, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The calculations for these non-GAAP metrics are in the alternative measurement reconciliation table below.

“In the second quarter of 2006 we achieved record quarterly revenue as a result of increased demand for our products across all market segments,” stated Hiro Kozato, founder and chief executive officer of Techwell, Inc.  “We continue to aggressively introduce new, highly-integrated products with added functionality into the security surveillance, automotive and consumer markets.  We believe our clearly defined product strategy allows us to better address customer requirements, fully leverage our technology capabilities and achieve greater share within our target markets.  As a result, we believe this demand will continue to build in the second half of this year.”

Mr. Kozato further commented, “During the quarter, we continued to effectively manage our growth which enabled us to deliver solid operating margins.  Additionally, we significantly improved our balance sheet through the successful completion of our initial public offering.  We remain optimistic about our future growth opportunities and look forward to building upon our success and momentum in the digital video markets we serve.”

Cash, cash equivalents and short-term investments as of June 30, 2006 were approximately $44.2 million, compared to approximately $19.8 million as of March 31, 2006.  During the quarter, the Company completed its initial public offering yielding $18 million in proceeds; net of expenses, from the sale of 2.5 million newly issued shares of common stock at $9.00 per share.

“Our recent IPO was an important milestone for Techwell,” said Mark Voll, chief financial officer of Techwell, Inc. “With a focus on delivering sustainable profitability and maintaining a strong balance sheet, we look forward to our continued growth as a public company.”

Business Outlook

Techwell anticipates third quarter 2006 total revenue to range between $14 million and $15 million.  Total operating expenses are forecast to range from $4.25 million to $4.75 million, which exclude stock-based compensation expenses.

Second Quarter 2006 Financial Results Conference Call and Web Cast

Techwell, Inc. will host a conference call with the financial community today August 3, 2006 at 2:15 P.M. Pacific Time (PT), 5:15 P.M. Eastern Time (ET). The conference call will be broadcast live on the Company’s Investor Relations website at http://www.techwellinc.com.  Those parties interested in participating via telephone should dial 866-831-6247 with the conference ID number 17529966.  International participants should dial 617-213-8856 and provide the same pass code at the prompt.  A telephone replay of the call will be available approximately two hours after the end of the call and will be available until midnight (ET) Thursday, August 10, 2006. The replay number is 888-286-8010 with a pass code of 91143647.  International callers should dial 617-801-6888 and enter the same pass code at the prompt. An archived version of the Web cast will also be available on the Company’s web site.

Forward-Looking Statements

This press release and related conference call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements may be identified by terminology such as may, will, could, should, anticipate and expect and the negative of these terms or other similar expressions. These are statements that relate to future events and include, but are not limited to Techwell’s belief that demand for its products will continue to grow in the second half of 2006 and its ability to better address customer requirements, leverage technology capabilities and achieve greater market share, statements relating to future opportunities, success in digital video markets, continued growth as a public company and its anticipated revenues and operating expenses for the third quarter of 2006.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in these forward-looking statements.  These risks and uncertainties include, but are not limited to:  Techwell’s dependence on increased demand for digital video applications for the consumer, security surveillance and automotive markets, the potential decline in average selling prices for Techwell’s products, competition, dependence on key and highly skilled personnel, the ability to develop new products and enhance existing products, as well as other risks detailed from time to time in its SEC filings, including those described in the “Risk Factors” section in Registration Statement on Form S-1.  Statements included in this release are based upon information known to Techwell as of the date of this release, and Techwell assumes no obligation to update information contained in this press release.

About Techwell

Techwell is a fabless semiconductor company that designs, markets and sells mixed signal integrated circuits for multiple video applications in the consumer, security surveillance and automotive markets. Techwell designs both general purpose and application specific products that enable the conversion of analog video signals to digital form and perform advanced digital video processing to facilitate the display, storage and transport of video content. Headquartered in San Jose, CA, Techwell currently has over 80 employees in the U.S., Korea, Taiwan, China and Japan. Please visit www.techwellinc.com for more information.

Techwell, Inc.  and the Techwell, Inc.  logo are trademarks of Techwell, Inc.  All other trademarks are the property of their respective owners.

Company Contact: Mark Voll Chief Financial Officer Techwell, Inc. (408) 435-3888 investor@techwellinc.com	Investor Contact: Jim Mathias Shelton Group, Investor Relations (972) 239-5119 ext. 115 jmathias@sheltongroup.com	Media Contact: Sabrina Joseph Morphoses Public Relations & Marketing Firm (408) 726-1577 techwellpr@morphoses.com

TECHWELL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues	$12,800	$9,682	$22,601	$15,382

Cost of revenues	5,241	4,226	9,738	7,450

Gross profit	7,559	5,456	12,863	7,932

Operating expenses:
Research and development	2,461	1,960	4,951	3,901
Selling, general and administrative	1,884	1,315	3,702	2,651
Total operating expenses	4,345	3,275	8,653	6,552

Income from operations	3,214	2,181	4,210	1,380
Interest income	252	80	407	143

Income before income taxes	3,466	2,261	4,617	1,523
Provision for income taxes	(588)	(63)	(754)	(68)

Net income	$2,878	$2,198	$3,863	$1,455

Net income per share:
Basic	$0.52	$0.56	$0.77	$0.38
Diluted	$0.15	$0.12	$0.20	$0.08

Weighted average shares used in computing net income per share:
Basic	5,521	3,901	4,995	3,822
Diluted	19,163	18,398	19,022	18,062

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TECHWELL, INC.

RECONCILIATION OF GAAP NET INCOME

TO NON-GAAP NET INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

GAAP net income	$2,878	$2,198	$3,863	$1,455

Stock-based compensation:
Cost of revenues	24	9	37	18
Research and development	138	122	735	206
Selling, general and administrative	252	129	465	286
Total operating expenses	414	260	1,237	510

Tax effect on stock-based compensation	(20)	—	(26)	—

Non-GAAP net income	$3,272	$2,458	$5,074	$1,965

Non-GAAP net income per share:
Basic	$0.59	$0.63	$1.02	$0.51
Diluted	$0.17	$0.13	$0.27	$0.11

Weighted average shares used in computing non-GAAP net income per share:
Basic	5,521	3,901	4,995	3,822
Diluted	19,163	18,398	19,022	18,062

Non-GAAP Financial Information:

In addition to disclosing financial results calculated in accordance with U. S. generally accepted accounting principles (GAAP), the operating results presented contain non-GAAP financial measures that exclude the income statement effects of stock-based compensation expense, including the effect of our adoption of SFAS 123R.

We exclude stock-based compensation to calculate non-GAAP net income and non-GAAP net income per share for the second quarter and first six months of 2006 to allow for a better comparison of results in the current periods to those in prior periods that did not include SFAS 123R stock-based compensation expense.

TECHWELL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$26,463	$15,982
Short-term investments	17,750	804
Accounts receivable	2,502	3,052
Inventory	3,027	3,113
Prepaid expenses and other current assets	366	2,224
Total current assets	50,108	25,175
Property and equipment - net	515	434
Other assets	47	35
Total	$50,670	$25,644

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,583	$1,336
Accrued liabilities	3,603	2,687
Total current liabilities	6,186	4,023
Deferred rent	27	54
Total liabilities	6,213	4,077

Redeemable convertible preferred stock	—	40,777

Common stock	20	4
Additional paid-in capital	64,825	5,355
Deferred stock-based compensation	(992)	(1,323)
Accumulated other comprehensive income (loss)	(13)	—
Accumulated deficit	(19,383)	(23,246)
Total stockholders’ equity (deficit)	44,457	(19,210)
Total	$50,670	$25,644